UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2011
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 Columbus Circle, New York, New York 10023
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 364-8200
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 26, 2011, Time Warner Cable Inc. (the “Company”) completed its offering of £625,000,000 principal amount of 5¾% Notes due 2031 (the “Notes”). The Notes are guaranteed by Time Warner Entertainment Company, L.P. and TW NY Cable Holding Inc., each a subsidiary of the Company (collectively, the “Guarantors”).
     The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-173760) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2011. The terms of the Notes are described in the Company’s Prospectus dated April 28, 2011, as supplemented by a final Prospectus Supplement dated May 19, 2011, as filed with the Commission on May 19, 2011.
     The Notes were issued pursuant to an Indenture, dated as of April 9, 2007, as amended and supplemented (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee. The Indenture was previously described in, and included as an exhibit to, the Company’s Current Report on Form 8-K dated April 4, 2007, which was filed with the Commission on April 9, 2007.
     The Notes will mature on June 2, 2031. The Notes will bear interest at a rate of 5¾% per year, and interest on the Notes will be payable annually in arrears on June 2 of each year, beginning on June 2, 2012. The Notes are unsecured senior obligations of the Company and rank equally with its other unsecured and unsubordinated obligations. The guarantees of the Notes are unsecured senior obligations of the Guarantors and rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantors.
     The Company may redeem the Notes in whole or in part at any time at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments on the Notes discounted to the redemption date on an annual basis at a comparable government bond rate plus 30 basis points as further described in the Indenture and the Notes, plus, in each case, accrued but unpaid interest to, but not including, the redemption date.
     The Company may offer to redeem all, but not less than all, of the Notes in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States). This redemption would be at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest on the Notes to, but not including, the date fixed for redemption.
     The Company will, subject to certain exceptions and limitations set forth in the Notes, pay additional amounts on the Notes as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on the Notes to a holder who is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the Notes to be then due and payable.
     The Indenture contains customary covenants relating to restrictions on the ability of the Company or any material subsidiary to create liens and on the ability of the Company and the Guarantors to consolidate, merge or convey or transfer substantially all of their assets. The Indenture also contains customary events of default. The form of 5¾% Note due 2031 is attached as Exhibit 4.1 to this Report and is incorporated by reference into this Report and the Registration Statement.
     The Company expects to use the net proceeds from the issuance of the Notes for general corporate purposes, which may include the repayment of debt.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of 5 3/4% Note due 2031.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	President & Chief Operating Officer; Acting Chief Financial Officer
Date: May 26, 2011

Exhibit Index

Exhibit No.	Description
4.1	Form of 5 3/4% Note due 2031.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).